UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2006 (December 13, 2006)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In a December 18, 2006 press release, R&G Financial Corporation, San Juan, Puerto Rico (“RGF” or the “Company”), announced that Mr. Víctor J. Galán will be stepping down as the President and Chief Executive Officer of the Company and as an officer of its subsidiaries effective as of the end of the year. Mr. Galán, who is 73 years old, will continue as the Company’s Chairman of the Board until June 30, 2007 and he will continue as a member of the Board of Directors thereafter. Mr. Galán is the Company’s majority stockholder and he has indicated that he has no present intention to sell any shares of his common stock.

Effective as of January 1, 2007, Mr. Rolando Rodriguez, who is currently the President and Chief Executive Officer of the Company’s wholly-owned Florida-based federal savings bank subsidiary, R-G Crown Bank, will assume the positions of President and Chief Executive Officer of RGF. Mr. Rodriguez will continue to serve as President and Chief Executive Officer of R-G Crown Bank. Mr. Rodriguez, who is 42 years old, joined R-G Crown Bank in January 2006, and has over 18 years of experience in the banking industry. Prior to joining R-G Crown Bank, Mr. Rodriguez served as a member of the Board of Directors, Senior Executive Vice President and Chief Lending Officer of Doral Bank, a Puerto Rico commercial bank subsidiary of Doral Financial Corp., where he was employed from 1994 to 2006. From 1988 to 1994, Mr. Rodriguez served as a Senior Audit Examiner at the Office of Thrift Supervision and prior thereto, Mr. Rodriguez was a credit analyst with Republic National Bank located in Miami, Florida. Mr. Rodriguez received his undergraduate degree in Economics from the University of Texas and his MBA specializing in Finance and Accounting from Rollins College in Winter Park, Florida.

The implementation of RGF’s succession plan at this time is the result of ongoing discussions that have taken place over the last several months between the RGF Board of Directors and Mr. Galán. This change in management reflects (i) the efforts of Mr. Galán and the Board of Directors to provide for an orderly succession and (ii) the Board’s response to various developments since the April 2005 announcement that the Company would restate its financial statements, including the results of the investigation conducted by Fried, Frank, Harris, Shriver & Jacobson LLP, independent counsel to the Audit Committee of the Board of Directors of the Company. With respect to the investigation, the results of which will be more fully disclosed in the Company’s Amended and Restated Form 10-K for the year ended December 31, 2004, the investigation found that in December 2003, an outside lawyer for the Company who is now its general counsel, was asked by the Company’s former chief financial officer to provide a legal opinion with respect to the treatment of certain mortgage loan sale transactions as “true sales”. The investigation found that outside counsel, after legal research and analysis, informed the Company’s former chief financial officer that he could not provide the requested opinion, did not believe that the transactions qualified as true sales, and believed that there would be a significant adverse impact on the Company’s financial statements should the transactions be recharacterized as secured borrowings. The investigation found that outside counsel subsequently had a brief conversation with Mr. Galán in which he informed Mr. Galán that he had been asked to provide such an opinion but could not, and that he was concerned that the Company had a problem. Mr. Galán denied that any such conversation took place and indicated that he was first informed in 2006 that such outside counsel was ever consulted on “true sale”-related issues. Mr. Galán’s denial that this conversation took place was contradicted by outside counsel’s recollection and detailed billing records. Under the circumstances, and in view of the Company’s ongoing management succession discussions, the Board and Mr. Galán believed it would be in the Company’s best interests to initiate the management succession process at the start of the new year.

In connection with the appointment of Mr. Rodriguez as President and Chief Executive Officer of the Company, the Company has entered into an agreement with Mr. Rodriguez, dated December 15, 2006, which is effective as of January 1, 2007, (the “Agreement”). The description of the Agreement below is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 5.02 by reference. The Agreement was approved by the Company’s Board of Directors. There was no arrangement or understanding between Mr. Rodriguez and any other persons pursuant to which Mr. Rodriguez was appointed President and Chief Executive Officer. The Agreement supersedes the employment agreement previously entered into by Mr. Rodriguez and R-G Crown Bank.

The material terms of the Agreement are set forth below:

•	Term: The Agreement term will commence on January 1, 2007 and will expire on December 31, 2009. The employment period is automatically extended on an annual basis unless either party determines otherwise prior to the annual extension date.

•	Base salary: Pursuant to the Agreement, the Company will pay Mr. Rodriguez a base salary of $700,000 per annum.

•	Bonuses: The Company shall pay Mr. Rodriguez a guaranteed cash bonus of $200,000 payable following each of December 31, 2007 and 2008, and at the end of each additional full year in which Mr. Rodriguez is employed by the Company. A performance bonus of up to $300,000 will be paid each year, beginning with the year 2007, based on the goals of the Company, which will be defined by the Board of Directors of the Company at the start of each year.

•	Stock Option Grant: Stock options to acquire 120,000 shares of the Company’s common stock will be granted to Mr. Rodriguez upon the Company becoming current in all of its public reporting responsibilities under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The stock options will have an exercise price equal to the closing price of the Company’s common stock on the close of business on the business day prior to the date of the option award. Options to acquire 30,000 shares of common stock will vest and become exercisable upon issuance and the remaining 90,000 options will vest in equal installments over a three year period beginning on the first anniversary date of the issuance date of the option award. The options will become fully vested and exercisable upon a “Sale Event” (as that term is defined in the Company’s 2004 Stock Option Plan).

•	Severance: If the Company terminates Mr. Rodriguez’s employment for reasons other than cause (as defined in the Agreement), death or disability or Mr. Rodriguez terminates employment due to a material breach of the Agreement by the Company which has not been timely cured, then Mr. Rodriguez will be entitled to the compensation payable to him under the terms of the Agreement. In the event that Mr. Rodriguez’s employment is terminated as a result of disability (as defined in the Agreement), he will receive his base salary for the duration of the term of the Agreement. In the event of Mr. Rodriguez’s death during the term of the Agreement, his estate will receive his base salary to the end of the term of the Agreement.

•	Change of Control: If there is a change of control (as defined in the Agreement) of the Company, then Mr. Rodriguez is entitled to receive a $750,000 payment. In the event that the Company enters into a definitive agreement with respect to a Change of Control, and the Company has not yet issued the option award to Mr. Rodriguez (as discussed above) because the Company is not at such time current in all of its public reporting responsibilities under the Exchange Act, Mr. Rodriguez will receive an additional $500,000 in cash, which will be paid immediately prior to the closing of the Change of Control transaction.

•	Non-Competition: For one year following the termination of the Agreement, Mr. Rodriguez will not, directly or indirectly, solicit for employment, or hire any person who during the term of the Agreement was engaged as an employee or officer of the Company or any of its subsidiary or affiliated companies.

Item 8.01	Other Events.

As previously announced in a Form 8-K filed on November 17, 2006, the Company is in the process of preparing restated consolidated financial statements for the years ended December 31, 2002 through 2004. The Company is expressing no view as to when audited financial statements and its 2004 10-K/A will be publicly available, but continues to believe it more likely than not that it will be in the first quarter of 2007. Also, the Company continues to concurrently work on its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”). If the Company fails to file its 2005 10-K in satisfaction of the filing requirements of the New York Stock Exchange (the “Exchange”), the Company has previously advised that it expects that its Common Stock will be de-listed by the Exchange. The Company previously disclosed that the Exchange on September 29, 2006 had granted the Company’s request for up to a six month extension, to April 3, 2007, of the time to file its 2005 10-K. The Company expects to complete its work on its 2005 consolidated financial statements, which will be subject to audit, together with its 2005 10-K, in the first quarter of 2007. The Company is expressing no view as to when audited financial statements and its 2005 10-K will be publicly available.

Item 9.01    Exhibits.

10.1	Agreement, dated as of December 15, 2006 between the Company and Rolando Rodriguez.

99.1	Press Release of December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: December 18, 2006

By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer